SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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PennantPark Investment Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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590 Madison Avenue, 15th Floor

New York, New York 10022

December 21, 2009

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of PennantPark Investment Corporation (the “Company”) to be held on February 2, 2010 at 9:30 a.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York.

The Notice of Annual Meeting of Stockholders and the proxy statement of the Board of Directors of the Company, which is accessible on the Internet or by request, provide an outline of the business to be conducted at our Annual Meeting of Stockholders. At the meeting, you will be asked to: (i) elect one director of the Company, (ii) ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 and (iii) approve a proposal to authorize flexibility for us, with approval of our Board of Directors, to sell shares of our Common Stock at a price below our then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement. I will also report on the progress of the Company during the past year and respond to stockholder’s questions.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy on the Internet. We encourage you to vote via the Internet, as it saves us significant time and processing costs. However, on the Notice of Internet Availability of Proxy Materials you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

Arthur H. Penn

Chief Executive Officer

PENNANTPARK INVESTMENT CORPORATION

590 Madison Avenue, 15th Floor

New York, New York 10022

(212) 905-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 2, 2010

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of PennantPark Investment Corporation (the “Company”) that:

The 2010 Annual Meeting of Stockholders of the Company will be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on February 2, 2010 at 9:30 a.m., Eastern Time, for the following purposes:

1.	To elect one Class III director of the Company who will serve for a term of three years or until his successor is duly elected and qualified;

2.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010;

3.	To consider and vote upon a proposal to authorize flexibility for us, with the approval of our Board of Directors, to sell shares of our Common Stock (during the next 12 months) at a price below our then current net asset value per share, subject to certain limitations described in this proxy statement;

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a stockholder of record at the close of business on December 15, 2009. Under rules adopted by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.

Your vote is extremely important to us. If you are unable to attend the Annual Meeting of Stockholders, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us free of charge hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Availability of Proxy Materials. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

By Order of the Board of Directors,

Thomas Friedmann
Secretary

New York, New York

December 21, 2009

PENNANTPARK INVESTMENT CORPORATION

590 Madison Avenue, 15th Floor

New York, New York 10022

(212) 905-1000

PROXY STATEMENT

For

2010 Annual Meeting of Stockholders

To Be Held on February 2, 2010

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical in nature. If there is anything you do not understand, please contact us at 212-905-1000.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PennantPark Investment Corporation (the “Company,” “we,” “us” or “our”) for use at our 2010 Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, February 2, 2010 at 9:30 a.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York and at any postponements or adjournments thereof. This Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2009, are being provided to stockholders of the Company (the “Stockholders”) via the Internet on or about December 21, 2009. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of December 15, 2009.

We encourage you to vote your shares, either by voting in person at the Meeting or by voting by proxy (i.e., authorizing someone to vote your shares). Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.

You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Any Stockholder entitled to vote at the Meeting may attend the Meeting and vote in person whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

You will be eligible to vote your shares electronically via the Internet, telephone or by mail.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect one Class III director of the Company who will serve for a term of three years or until his successor is duly elected and qualified;

2.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010; and

3.	To consider and vote upon a proposal to authorize flexibility for us, with the approval of our Board of Directors, to sell shares of our Common Stock (during the next 12 months) at a price below our then current net asset value per share, subject to certain limitations described in this proxy statement;

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Voting Securities

You may vote your shares at the Meeting only if you were a Stockholder of record at the close of business on December 15, 2009 (the “Record Date”). There were 25,808,772 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of the Common Stock is entitled to one vote.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals), will be treated as shares present for quorum purposes. If there are not enough votes for a quorum, the chairman of the Meeting will adjourn the Meeting to permit the further solicitation of proxies.

Votes Required

Election of Director

The election of a director requires the vote of a majority of the shares of stock outstanding. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a majority of the votes of the outstanding Common Stock of the Company, votes to withhold authority, or no votes, will have the effect of a vote against the nominee.

Ratification of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Authorization to offer and sell shares of Common Stock below Net Asset Value

Approval of Proposal 3 requires the affirmative vote of the Stockholders holding (1) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the meeting that are not held by affiliated persons of us. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding voting securities of a company” as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such company, whichever is less. Abstentions will have the effect of a vote against this proposal.

Broker Non-votes

Broker Non-votes are described a votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee who does not attend the meeting. Proposals 1 and 3 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposals 1 and 3. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials or by requesting hard copy proxy materials from us and returning a proxy card or by other arrangement with your broker or nominee, your shares will have the effect of a vote against Proposals 1 and 3.

Proposal 2 is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with proxy instructions, either by voting in accordance with the instructions on the Notice of Internet Availability of Proxy Materials or by requesting hard copy proxy materials from us and returning a proxy card or by other arrangement with your broker or nominee, your broker or nominee will be able to vote your shares for you on this routine matter and any other routine matter that comes before the Meeting.

Adjournment and Additional Solicitation. If there appears not to be enough votes to approve the proposals at the Meeting, the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit the further solicitation of proxies. Mr. Marshall Brozost and Mr. Samuel L. Katz are the persons named as proxies and will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

A Stockholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. If brokers, trustees, or fiduciaries and other institutions holding shares in their own names or in the names of their nominee, which shares are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of PennantPark Investment Advisers, LLC, the Company’s investment adviser and/or by a retained solicitor. No additional compensation will be paid to directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it will pay approximately $15,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.

Stockholders may provide their voting instructions through the Internet, by telephone or by mail by following the instructions on the Notice of Availability of Proxy Materials. These options require Stockholders to input the Control Number, which is provided with the Notice of Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

If a Stockholder wishes to participate in the Meeting, but does not wish to give a proxy by Internet, the Stockholder may attend the Meeting in person or request and submit a proxy card by following the instructions on the Notice of Availability of Internet Proxy Materials.

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy and returning it, by mail, in time to be received before the meeting, by attending the Meeting or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Meeting.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, no person would be deemed to control us, as such term is defined in the 1940 Act.

Our directors consist of an interested director and independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”).

The following table sets forth, as of December 11, 2009, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, 5 percent or more of our outstanding Common Stock and all officers and directors, as a group.

Name and address(1)	Type of ownership(4)	Shares owned	Percentage of Common Stock Outstanding
Clough Capital Partners L.P.	Beneficial	1,600,691	6.2%
One Post Office Square, 40th Floor
Boston, MA 02109

Wellington Management Company LLP	Beneficial	2,827,541	11.0%
75 State Street
Boston, MA 02109

Independent directors
Adam K. Bernstein(2)	Record/Beneficial	85,291	*
Marshall Brozost	Record/Beneficial	9,057	*
Jeffrey Flug	Record/Beneficial	90,561	*
Samuel L. Katz	Record/Beneficial	81,712	*

Interested director
Arthur H. Penn(3)	Record/Beneficial	436,625	1.7%

Executive officer
Aviv Efrat	Record/Beneficial	30,907	*
All directors and executive officer as a group (6 persons)	Record/Beneficial	734,153	2.8%

(1)	The address for each officer and director is c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022
(2)	Mr. Bernstein is the President of JAM Investments, LLC and may therefore be deemed to own beneficially the 68,236 shares held by JAM Investments, LLC
(3)	Mr. Penn is the Managing Member of PennantPark Investment Advisers, LLC, and may therefore be deemed to own beneficially the 274,224 shares held by PennantPark Investment Advisers, LLC.
(4)	Sole Voting Power.
*	Less than 1 percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officer, and any persons holding more than 10% of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended September 30, 2009, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of December 11, 2009. Information as to the beneficial ownerships is based on information furnished to the Company by such persons. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Directors of the Company	Dollar Range of Equity Securities in the Company(1)
Independent Directors
Adam K. Bernstein	$500,001	-	$1,000,000	(2)
Marshall Brozost	$50,001	-	$100,000
Jeffrey Flug	$500,001	-	$1,000,000
Samuel L. Katz	$500,001	-	$1,000,000

Interested Director
Arthur H. Penn	Over $1,000,000			(3)

(1)	Dollar ranges are as follows: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000 or over $1,000,000.
(2)	Also reflects holdings of JAM Investments, LLC.
(3)	Also reflects holdings of PennantPark Investments Advisers, LLC

PROPOSAL 1: ELECTION OF DIRECTOR

In accordance with its bylaws, the Company currently has five members of the Board of Directors. Directors are divided into three classes and are elected for staggered terms of three years each, with a term of office of one of the three classes of directors expiring each year. The terms of Class I, II and III will expire in 2011, 2012 and 2010, respectively. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualifies.

A Stockholder can vote for, or withhold his or her vote from, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information about the Nominee and Directors

Certain information with respect to the Class III nominee for election at the Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company. The nominee for Class III director currently serves as the Chairman of the Board and Chief Executive of the Company.

Mr. Arthur H. Penn has been nominated for election as the Class III director for a three year term expiring in 2013. Mr. Penn is not being proposed for election pursuant to any agreement or understanding between Mr. Penn and the Company.

Nominee for Class III Director

Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Directorships Held by Director or Nominee for Director(2)
Interested Director

Arthur H. Penn (46)(3)	Chief Executive Officer and Chairman of the Board of Directors	Class III Director since February 2007; Term Expires 2013	Chief Executive Officer of PennantPark Investment Corporation since inception in 2007. Mr. Penn also is the founder and Managing Member of PennantPark Investment Advisers, LLC. Before founding the Company, Mr. Penn was the co-founder of Apollo Investment Management, where he was a Managing Partner from 2004 to 2007. He also served as Chief Operating Officer of Apollo Investment Corporation from inception in 2004 to 2006 and served as President and Chief Operating Officer in 2006. He was formerly a Managing Partner of Apollo Value Fund L.P. (formerly Apollo Distressed Investment Fund, L.P.) from 2003 to 2006.

Class I Directors (continuing directors not up for election at the Meeting)

Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Directorships Held by Director or Nominee for Director(2)
Independent Directors

Marshall Brozost (42)	Director	Class I Director since February 2007; Term Expires 2011	A Partner at the international law firm of Dewey & LeBoeuf LLP, since 2007, where he practices in the real estate and private equity groups. Prior to his tenure at Dewey & LeBoeuf LLP, which began in 2005, Mr. Brozost practiced law at O’Melveny & Myers LLP and at Solomon & Weinberg LLP since 2001.

Samuel L Katz (44)	Director	Class I Director since February 2007; Term Expires 2011	A Managing Partner since 2007 of TZP Group LLC, a private equity fund. Before joining TZP Group, Mr. Katz was Chief Executive Officer of MacAndrews & Forbes Acquisition Holdings, Inc. from 2006 to 2007. Prior to that position, Mr. Katz was Chairman and Chief Executive Officer of the Cendant Travel Distribution Services Division from 2001 to 2005.

Class II Directors (continuing directors not up for re-election at the Meeting)

Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Directorships Held by Director or Nominee for Director(2)
Independent Directors

Adam K. Bernstein (46)	Director	Class II Director since February 2007; Term Expires 2012	President of The Bernstein Companies, a Washington, D.C.-based real estate firm that he joined in 1986. Mr. Bernstein also serves as the President and Chief Executive Officer of Consortium Atlantic Realty Trust, Inc., a private real estate investment trust operating in the mid-Atlantic region since its formation in 2000.	President of the Mid-Atlantic Regional Advisory Board of the University of Pennsylvania.

Jeffrey Flug (47)	Director	Class II Director since February 2007; Term Expires 2012	Chief Operating Officer and Financial Officer of Union Square Hospitality Group since 2009. Mr. Flug has also served as Chief Executive Officer and Executive Director from 2006 to 2008 of Millennium Promise Alliance, Inc., a non-profit organization whose mission is to eradicate extreme global poverty. From 2000 to 2006 Mr. Flug was a Managing Director and Head of North American Institutional Sales at JP Morgan’s Investment Bank.

(1)	The business address of the director nominee and other directors is c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022.
(2)	No director otherwise serves as a director of an investment company subject to the 1940 Act.
(3)	Mr. Penn is an interested director due to his position as an officer of the Company and of PennantPark Investment Advisers, LLC.

Corporate Governance

We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and the Company is committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations, as well as our own ethical standards of conduct.

Director Independence

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Under NASDAQ rules, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Each member of our Board is required to complete an independence questionnaire when changes in circumstances occur but no less frequently than annually designed to provide information to assist the Board in determining whether the director is independent under NASDAQ rules, applicable law, and our corporate governance guidelines. Our Board has determined that each of our directors, other than Mr. Penn, is independent under the listing standards of the NASDAQ Global Select Market. The Board limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to independent directors.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Nominating and Corporate Governance Committee. For the fiscal year ended September 30, 2009, the Board of Directors of the Company held six board meetings, four Audit Committee meetings and two Nominating and Corporate Governance Committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective Committees on which they served. The Company requires each director to make a diligent effort to attend all Board and Committee meetings, and encourages directors to attend the Annual Meeting of Stockholders. Last year three members of the Board of Directors attended the meeting.

Audit Committee

The members of the Audit Committee are Messrs. Bernstein, Brozost, Flug and Katz, each of whom is independent for purposes of the 1940 Act and The NASDAQ corporate governance rules. Mr. Flug serves as chairman of the Audit Committee. The Audit Committee operates pursuant to an Audit Committee Charter approved by the Board of Directors. The charter sets forth the responsibilities of the Audit Committee, which include selecting or retaining each year an independent registered public accounting firm (the “auditors”) to audit the accounts and records of the Company; reviewing and discussing with management and the auditors the annual audited financial statements of the Company, including disclosures made in management’s discussion and analysis, and recommending to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K; reviewing and discussing with management and the auditors the Company’s quarterly financial statements prior to the filings of its quarterly reports on Form 10-Q; pre-approving the auditors’ engagement to render audit and/or permissible non-audit services; and evaluating the qualifications, performance and independence of the auditors. The Audit Committee is also responsible for aiding our Board of Directors in fair value pricing of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board of Directors and Audit Committee use the services of nationally recognized independent valuation firms to help them determine the fair value of these securities. The Company’s Board of Directors has determined that Mr. Flug is our “Audit Committee financial expert” as that term is defined under Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the Exchange Act”). The Audit Committee Charter is available on the Company’s website (http://www.pennantpark.com).

Information about the Executive Officer Who is Not a Director

The following information, as of the Record Date, pertains to our executive officer who is not a director of the Company.

Name Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
Aviv Efrat (45)	Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer of PennantPark Investment Corporation since inception in 2007. Managing Director of PennantPark Investment Administration, LLC since inception in 2007. A Director at BlackRock, Inc. from 1997 to 2007 where he was responsible for a variety of administrative, operational, and financial aspects of closed-end and open-end registered investment companies.

(1)	The business address of executive officer is c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022.

Information about Chief Compliance Officer

The following information, as of the Record Date, pertains to our Chief Compliance Officer who is not a director of the Company.

Name Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
Guy F. Talarico (52)	Chief Compliance Officer	Chief Compliance Officer of PennantPark Investment Corporation since May 2008. Mr. Talarico has served as Chief Compliance Officer for investment advisers, private funds and investment companies since 2004. From 2001 to 2004 Mr. Talarico was senior director at Investors Bank & Trust Company where he was servicing investment advisers, mutual funds and institutions. From 1986 to 2001 Mr. Talarico was a division executive with JPMorgan Chase Bank, N.A.

(1)	The business address of officer is c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Bernstein, Brozost, Flug and Katz, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance rules. Messrs. Bernstein and Brozost serve as co-chairmen of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominee to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website (http://www.pennantpark.com).

The Nominating and Corporate Governance Committee will consider Stockholder recommendations for possible nominee for election as directors when such recommendations are submitted in accordance with the Company’s bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to Thomas Friedmann, Secretary, c/o

PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022. When submitting a nomination to the Company for consideration, a stockholder must provide all information that would be required under applicable SEC rules to be disclosed in connection with election of a director, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of shares of our Common Stock owned, if any; and, a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the Stockholders.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board of Directors include compliance with the independence and other applicable requirements of the NASDAQ corporate governance rules and the 1940 Act, and all other applicable laws, rules, regulations and listing standards, the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter, and the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee also may consider such other factors as it may deem are in the best interests of the Company and its Stockholders. The Board of Directors also believes it is appropriate for a key member of the Company’s management to participate as a member of the Board of Directors.

Compensation Committee

We do not have a compensation committee because our executive officer does not receive compensation from us.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact PennantPark Investment Corporation’s Investor Relations Department. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to Thomas Friedmann, Secretary, c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022. All stockholder communications received in this manner will be delivered to one or more members of the Board of Directors.

Code of Conduct and Code of Ethics

We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times, and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct, which is posted on the Company’s website at http://www.pennantpark.com. The Code of Conduct applies to the Company’s directors, executive officer, officer, and their staffs.

As required by the 1940 Act, we maintain a Joint Code of Ethics with PennantPark Investment Advisers, LLC that establishes procedures that apply to our directors, executive officer, officer, their respective staffs and the employees of PennantPark Investment Advisers, LLC with respect to their personal investments and investment transactions. Our Joint Code of Ethics generally does not permit investments by our directors, officers or any other covered person in securities that may be purchased or held by us. We filed our Joint Code of Ethics as Exhibit 14.1 to our Annual Report on Form 10-K, filed with the SEC on November 18, 2009, and you may access it via the Internet site of the SEC at http://www.sec.gov or our website at http://www.pennantpark.com. We intend to disclose any material amendments to or waivers of required provisions of our Code of Conduct or the Joint Code of Ethics on Form 8-K.

Compensation of Directors and Executive Officer

The following table shows information regarding the compensation paid by us to our directors for the fiscal year ended September 30, 2009. No compensation is paid by us to any interested director or executive officer.

Name	Aggregate compensation from the Company	Pension or retirement benefits accrued as part of our expense(1)	Total paid to director / officer
Independent Directors
Adam K. Bernstein	92,500	None	92,500
Marshall Brozost	92,500	None	92,500
Jeffrey Flug	97,500	None	97,500
Samuel L. Katz	91,250	None	91,250

Interested Director
Arthur H. Penn	None	None	None

Executive Officer
Aviv Efrat(2)	None	None	None

(1)	We do not have a profit sharing or retirement plan, and directors do not receive any pension or retirement benefits from us.
(2)	Mr. Efrat is an employee of PennantPark Investment Administration, LLC.

Compensation of Directors

Each Independent Director receives an annual payment of $75,000 for services performed on behalf of the Company as a director. The Independent Directors also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting (unless combined with a board meeting). In addition, the Chairman of the Audit Committee receives an annual fee of $7,500 and each chairman/co-chairman of any other committee receives an annual fee of $2,500 for his additional services in these capacities. Also, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors have the option to receive their directors’ fees paid in shares of our Common Stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment. No compensation is expected to be paid to directors who are “interested persons.”

Audit Committee Report(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2009.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and KPMG LLP (KPMG), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of KPMG’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with KPMG matters relating to KPMG’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 114 (Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee has discussed with KPMG their independence from management and the Company, as well as the matters in the written disclosures received from KPMG and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee received a letter from KPMG confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with KPMG the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of KPMG’s audits and all fees paid to KPMG during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by KPMG for the Company. The Audit Committee has reviewed and considered the compatibility of KPMG’s performance of non-audit services with the maintenance of KPMG’s independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC. In addition, the Audit Committee has engaged KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010, and has directed that the selection of KPMG should be submitted to the Company’s Stockholders for ratification.

November 18, 2009

The Audit Committee

Jeffrey Flug, Chair

Adam K. Bernstein

Marshall Brozost

Samuel L. Katz

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Relationships and Related Party Transactions

Our investment activities are managed by PennantPark Investment Advisers, LLC (the “Investment Adviser” or “PennantPark Investment Advisers”) and supervised by our Board, a majority of whose directors are independent of our Investment Adviser and us. We have entered into an investment advisory and management agreement (the “Investment Management Agreement”) with PennantPark Investment Advisers. Under our Investment Management Agreement, we have agreed to pay our Investment Adviser an annual management fee based on our adjusted gross assets as well as an incentive fee based on our investment performance. Arthur H. Penn, our Chief Executive Officer, is the Managing Member of PennantPark Investment Advisers.

We have also entered into an administration agreement (the “Administration Agreement”) with PennantPark Investment Administration, LLC (the “Administrator” or “PennantPark Investment Administration”). Under the Administration Agreement, we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs. Aviv Efrat, our Chief Financial Officer, is the Managing Director of PennantPark Investment Administration.

PennantPark Investment Advisers has agreed to grant us a non-exclusive, royalty-free license to use the name “PennantPark.”

In addition, pursuant to the terms of the Administration Agreement, PennantPark Investment Administration provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. PennantPark Investment Advisers is the sole member of and controls PennantPark Investment Administration.

The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer, and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Joint Code of Ethics.

PROPOSAL 2: RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) has been selected as the independent registered public accounting firm to audit the financial statements of the Company at and during the Company’s fiscal year ending September 30, 2010. KPMG was selected by the Audit Committee of the Company and that selection was ratified by a majority of the Company’s Board, including all of the independent directors, by a vote cast in person. The Company does not know of any direct or indirect financial interest of KPMG in the Company. Representative(s) of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

Audit Fees: Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by KPMG in connection with statutory and regulatory filings. Audit fees billed during the fiscal years ended September 30, 2009 and 2008 to the Company were $180,050 and $357,269, respectively.

Audit-Related Fees: Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. There were no audit related fees billed during the fiscal years ended September 30, 2009 and 2008.

Tax Fees: Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance. Tax fees billed to the Company during the fiscal years ended September 30, 2009 and 2008 were $19,250 and $111,000, respectively.

All Other Fees: Other fees would include fees billed for products and services other than the services reported above. Other fees billed during fiscal years ended September 30, 2009 and 2008 were $86,154 and $41,338, respectively.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG, the Company’s independent auditor. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

PROPOSAL 3: AUTHORIZATION TO OFFER AND SELL SHARES OF

COMMON STOCK BELOW NET ASSET VALUE

Stockholder Authorization

The 1940 Act generally prohibits us, as a Business Development Company (“BDC”), from offering and selling shares of our Common Stock at a price below the then current net asset value per share, or NAV, unless the policy and practice of doing so is approved by the Stockholders within one year immediately prior to any such sales. Shares of our Common Stock have traded at a price both above and below their NAV since they have begun trading on the NASDAQ Global Select Market.

We are seeking Stockholder approval now to sell our shares below NAV in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The final terms of any such sale will be determined by the Board at the time of sale. Also, because we have no immediate plans to sell any shares of our Common Stock below NAV, it is impracticable to describe the transaction or transactions in which such shares would be sold. Instead, any transaction where we sell such shares of our Common Stock, including the nature and amount of consideration that would be received by us at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, we will not solicit further authorization from the Stockholders prior to any such sale, and the authorization would be effective for shares sold during a period beginning on the date of Stockholder approval and expiring one year from such approval. In connection with the August 25, 2009 Special Meeting of Stockholders, we sought, and received, Stockholder approval of a substantially similar proposal. Such Stockholder approval will expire on August 25, 2010. With this proposal, we are seeking to bring the timing to conform to our annual meeting cycle so that special meetings are not required going forward.

In a common stock offering, investors are offered an ownership interest in a corporation. Stockholders typically are entitled to vote on the selection of corporate directors and other important matters as well as to receive distributions on their holdings to the extent such distributions are declared.

Generally, common stock offerings for BDCs are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5%. Since shares of our Common Stock currently trade at a market price below NAV, Stockholder approval would permit us to offer and sell shares of our Common Stock in accordance with pricing standards that market conditions generally require. This proxy statement is not an offer of securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

1940 Act Conditions for Sales below NAV

Our ability to issue shares of our Common Stock at a price below NAV is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that we may offer and sell shares of our Common Stock at prices below the then current NAV with Stockholder approval, provided that:

•

any such sales are approved by (1) a majority of our Independent Directors and (2) a majority of our directors who have no financial interest in the proposal as being in the best interests of us and our Stockholders; and

•

such a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any distributing commission or discount.

Without the approval of Stockholders to offer and sell shares of our Common Stock at prices below NAV, we would be prohibited from selling such shares to raise capital when the market price for our Common Stock is below NAV. Our shares have for the most part recently traded at a discount to NAV.

Board Approval

On November 18, 2009, the Board unanimously approved, and is recommending that the Stockholders vote in favor of, Proposal 3 to offer and sell shares of our Common Stock at prices that may be less than NAV. The Board concluded that the proposal is in the best interests of us and our Stockholders. In doing so, the Board, including the Independent Directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Stockholders; and

•	possible dilution to our NAV

Prior to approving Proposal 3, the Board met to consider and evaluate material that our management provided on the merits of our possibly raising additional capital and the merits of publicly offering shares of our Common Stock at a price below NAV. The Board considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, Common Stock trading volume, and other matters. The Independent Directors also consulted with their independent counsel to consider and evaluate the issues presented and voted separately on the issues presented.

The Board evaluated a full range of offering sizes. However, the Board has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time. The Board expects that any increase in capital would be from a public offering of our Common Stock, or the possibility of one or more private placements. Additionally, our Common Stock could be issued as part of a purchase of assets, portfolios or other companies.

In determining whether or not to offer and sell Common Stock, the Board has a duty to act in our best interests and that of our Stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If Stockholders do not approve Proposal 3, the Board will consider and evaluate our options to determine what alternatives are in our best interests and that of our Stockholders.

Possible Benefits to Stockholders

The Board believes that having the flexibility for the Company to sell its Common Stock below NAV in certain instances is in our best interests and the best interests of Stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay dividends to Stockholders could be adversely affected. In reaching that conclusion, the Board considered the following possible benefits to our Stockholders.

Current Market Conditions Have Created Attractive Opportunities

Current market dislocation has created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of Common Stock below NAV. Stockholder approval of the proposal to sell shares below NAV, subject to the conditions detailed below, is expected to provide the Company with the flexibility to invest in such opportunities. We believe that current market conditions provide attractive opportunities to use capital.

In mid-2007, the debt and equity capital markets in the United States began to experience disturbance caused by significant write-offs in the financial services sector relating to subprime mortgages, the failure of certain major financial institutions and the re-pricing of credit risk, among other things. These events, along with a general deterioration of the housing market, led to worsening general economic conditions, which have adversely impacted the broader financial and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. These factors accelerated during second half of 2008 and continued into early 2009, as many investors sold assets to repay debt, meet equity redemption requirements or satisfy other obligations. This created forced selling that negatively impacted valuations of debt securities in most markets.

However, the change in market conditions also had beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures, and more creditor-friendly contractual terms. Accordingly, we believe that we will benefit from access to capital in this constrained credit market and that the current environment should provide attractive investment opportunities. Our ability to take advantage of these opportunities will depend upon our access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

The Board believes that additional capital raised through an offering of shares of our Common Stock may help us generate additional deal flow. Based on discussions with our management, the Board believes that greater deal flow, which may be achieved with more capital, would enable us to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. With more capital to invest in portfolio opportunities, we intend to be a more meaningful capital provider to companies and to compete for high quality investment opportunities with other funds having greater resources than we do. Management has represented to the Board that such investment opportunities may be funded with proceeds of an offering of shares of our Common Stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Higher Market Capitalization and Liquidity May Make Our Common Stock More Attractive to Investors

If we issue additional shares, our market capitalization and the amount of our publicly tradable Common Stock will increase, which may afford all holders of our Common Stock greater liquidity. A larger market capitalization may make our stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase trading volume, which could decrease the volatility in the secondary market in the price of our Common Stock.

Maintenance or Possible Increase of Dividends

A larger and more diversified portfolio could provide us with more consistent cash flow, which may support the maintenance and growth of our dividend. We generally distribute dividends to our Stockholders and last declared a quarterly dividend of $0.24 per share of our Common Stock, paid on October 1, 2009. Although management will continue to seek to generate income sufficient to pay our dividends in the future, the proceeds, and the investments thereof, could enable us to maintain and possibly grow our dividends, which may include a return of capital, in the future.

Reduced Expenses Per Share

An offering that increases our total assets may reduce our expenses per share due to the spreading of fixed expenses over a larger asset base. We must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on our size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a regulated investment company (a “RIC”) for tax purposes we must abide by certain requirements. RICs generally must distribute substantially all of their earnings from dividends, interest and short- term gains to stockholders as dividends in order to maintain pass-through tax treatment. This requirement prevents us from using retained earnings to finance new investments. Further, in order to borrow money or issue preferred stock, BDCs must maintain a debt-to-equity ratio of not more than 1:1, which requires us to finance our investments with at least as much common equity as our combined outstanding debt and preferred stock. While we believe that we can continue to meet our obligations to pay dividends and maintain the requisite debt-to-equity ratio without raising capital, raising such capital could assist us in taking advantage of new investment opportunities and building our investment portfolio, which could help us meet such regulatory obligations.

Exceeding the required 1:1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although we do not currently expect that we will exceed the required 1:1 debt-to-equity ratio, the markets we operate in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of our portfolio companies, if any, will negatively impact our Stockholders’ equity and the resulting debt-to-equity ratio required for BDCs. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact our asset valuations, Stockholders’ equity and our debt-to-equity ratio. Issuing new equity will improve our debt-to-equity ratio.

In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen our balance sheet and give us more flexibility in our operations.

Trading History

The Company’s Common Stock has been quoted on The NASDAQ Global Select Market under the symbol “PNNT” since April 24, 2007. The following table lists the high and low closing sales price for the Company’s Common Stock, the closing sales price as a percentage of NAV, and quarterly dividends per share since shares of the Company’s Common Stock began being regularly quoted on The NASDAQ Global Select Market. On December 11, 2009, the last reported closing sale price of our Common Stock was $8.97 per share.

		Closing Sale Price		High Sales Price to NAV(2)	Low Sales Price to NAV(2)	Dividends Declared
Period	NAV(1)	High	Low
Fiscal year ended September 30, 2009
Fourth quarter	$11.85	$9.06	$6.28	76%	53%	$0.24
Third quarter	11.72	7.65	3.85	65	33	0.24
Second quarter	12.00	4.05	2.64	34	22	0.24
First quarter	10.24	7.81	2.35	76	23	0.24

Fiscal year ended September 30, 2008
Fourth quarter	10.00	8.50	5.92	85	59	0.24
Third quarter	10.77	8.60	7.05	80	65	0.22
Second quarter	10.26	11.31	8.38	110	82	0.22
First quarter	12.07	14.49	9.08	120	75	0.22

Fiscal year ended September 30, 2007
Fourth quarter	12.83	14.76	12.61	115	98	0.22
Third quarter*	13.74	15.03	14.04	109	102	0.14

(1)	NAV is determined as of the last day in the relevant quarter and therefore may not reflect the NAV on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low closing sales price divided by the quarter end NAV.
*	From April 24, 2007 (initial public offering) to June 30, 2007.

Although the Company has at times experienced a share price above NAV, there can be no assurance that it will do so under current market conditions or in the future. The unprecedented nature of the current credit market dislocation and uncertainty surrounding the U.S. economy have led to significant stock market volatility, particularly with respect to the stock of financial services companies.

Conditions to Our Sale of Common Stock below NAV

If Stockholders approve this proposal, we will sell shares of our Common Stock at a price below NAV, exclusive of sales compensation, only if the following conditions are met:

•	a majority of our independent directors who have no financial interest in the sale have approved the sale; and

•

a majority of such directors, who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Dilution

Before voting on this proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV of the issuance of shares of our Common Stock at a price less than NAV. Any sale of Common Stock at a price below NAV would result in an immediate dilution to existing Stockholders on a per share basis. This dilution would include reduction in the NAV as a result of the issuance of shares at a price below the NAV and a proportionately greater decrease in a Stockholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of shares at a price below the NAV and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of Common Stock below NAV.

The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock at a price below NAV would dilute a Stockholder’s holdings of Common Stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase, or is unable to purchase, any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the Stockholder’s voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a Common Stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board would expect that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions, typically 95% of the market price.

As previously discussed, the Board evaluated a full range of offering sizes. The following example indicates how an offering would immediately affect the NAV of our Common Stock based on the assumptions set forth below. It does not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares our Common Stock.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—

Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%

Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—

Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

The discount to NAV is a result of market perception that moves the share price and thus NAV is only one determinant of market value. We expect the market price of shares of Common Stock will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on our NAV, the Board has considered our need to obtain additional capital for investment and other factors discussed in this proxy statement. With more capital to invest, the Board believes that we would be able to make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of our shares and that such increases may exceed the initial dilutive effects that we are likely to experience in our NAV due to offerings of shares of our Common Stock in accordance with this proposal. In our view, the secondary market price of our Common Stock is an important gauge of the true economic impact on Stockholders of any equity offering.

Other Considerations

In reaching its recommendation to the Stockholders to approve Proposal 3, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of our Common Stock will increase the management fees that we pay to the Investment Adviser as such fees are partially based on the amount of our gross assets. The Board and the Independent Directors concluded that the benefits to the Stockholders from increasing our capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether we offer shares of Common Stock below NAV or above NAV. The Board also considered the effect of the following factors:

•	the costs and benefits of a Common Stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a Common Stock offering in relation to the number of shares outstanding;

•	the general condition of the securities markets; and

•	any impact on operating expenses associated with an increase in capital.

Potential Investors

Presently, we have not solicited any potential buyers of the shares that we may elect to issue in any future offering to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of us. However, members of our management and other affiliated persons may participate in a Common Stock offering on the same terms as others.

Required Stockholder Vote

If the Stockholders approve this proposal, during a one-year period commencing on the date of such approval, we will be permitted, but not required or otherwise obligated, to offer and sell newly issued shares of our Common Stock at a price below NAV at the time sold. The Board believes that the proposal is important because of the flexibility it would provide in raising additional capital even if our Common Stock is trading at prices below NAV.

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting that are not held by affiliated persons of us. For purposes of this proposal, the 1940 Act, defines “a majority of the outstanding voting securities of a company” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (2) more than 50% of the outstanding voting securities of such company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board, including its Independent Directors, unanimously recommends that each Stockholder vote FOR this proposal to authorize us to offer and sell shares of our Common Stock at a price below current NAV.

OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

If there appears not to be enough votes for a quorum or to approve the proposals at the Meeting the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.pennantpark.com or without charge upon request. Please direct your request to PennantPark Investment Corporation, Attention: Investor Relations, 590 Madison Avenue, 15th Floor, New York, New York 10022. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS

The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met. The Company expects that the 2011 Annual Meeting of Stockholders will be held in February 2011, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing addressed to Thomas Friedmann, Secretary, c/o PennantPark Investment Corporation, 590 Madison Avenue, 15 th Floor, New York, New York 10022. The Company must receive the proposal no later than August 23, 2010, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting.

Notices of intention to present proposals, including nomination of a director, at the 2011 annual meeting should be addressed to Thomas Friedmann, Secretary, c/o PennantPark Investment Corporation, 590 Madison Avenue, 15th Floor, New York, New York 10022 and should be received by the Company between July 24, 2010 and 5:00 p.m. Eastern Time on August 23, 2010. The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Company’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Mr. Guy F. Talarico

PennantPark Investment Corporation

Chief Compliance Officer

590 Madison Avenue, 15th Floor

New York, New York 10022

The Audit Committee Chair may be contacted at:

Mr. Jeffrey Flug

PennantPark Investment Corporation

Audit Committee Chair

590 Madison Avenue, 15th Floor

New York, New York 10022

You are cordially invited to attend our Annual Meeting of Stockholders in person. Whether or not you plan to attend the Meeting, you are requested to vote for in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials, or by requesting hard copy proxy materials from us and returning a proxy card.

By Order of the Board of Directors

Thomas Friedmann
Secretary

New York, New York

December 21, 2009

EVERY STOCKHOLDER’S VOTE IS IMPORTANT! VOTE THIS PROXY CARD TODAY!

590 MADISON AVENUE 15TH FLOOR NEW YORK, NY 10022

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18207-P86988            KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PENNANTPARK INVESTMENT CORPORATION	For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐
Vote on Director
1.

To elect the following person (except as marked to the contrary) as Class III director of PennantPark Investment Corporation, who will serve for a term of three years or until his successor is duly elected and qualified.

Nominee:
01) Arthur H. Penn
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2.	To ratify the selection of KPMG LLP to serve as PennantPark Investment Corporation’s independent registered public accounting firm for the fiscal year ending September 30, 2010.						☐	☐	☐
3.

To consider and vote upon a proposal to authorize flexibility for us, with the approval of our Board of Directors, to sell shares of our Common Stock (during the next 12 months) at a price below our then current net asset value per share, subject to certain limitations described in the proxy statement;

							☐	☐	☐
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL LISTED.

If any other business is presented at the meeting, this proxy will be voted by the proxies in their discretion, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting. THE UNDERSIGNED ACKNOWLEDGES THE ABILITY TO ACCESS, PRIOR TO THE EXECUTION OF THIS PROXY, THE COMPANY’S ANNUAL REPORT, A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

PENNANTPARK INVESTMENT CORPORATION

February 2, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report Combo Doc are available at www.proxyvote.com.

▼ Please detach along perforated line and mail in the envelope provided. ▼

M18208-P86988

PENNANTPARK INVESTMENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS to be held at

The Offices of Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

February 2, 2010

The undersigned hereby appoints Marshall Brozost and Samuel L. Katz, or either one of them, and each with full power of substitution, to act as proxies for the undersigned to vote all the shares of Common Stock of PennantPark Investment Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on February 2, 2010 at 9:30 a.m., Eastern Time, and at all adjournments thereof, as indicated on this proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on February 2, 2010.

1.      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.      The proxy statement and annual report to security holders are available at www.proxyvote.com.

3.      If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 19, 2010 to facilitate timely delivery.

Meeting Information
PENNANTPARK INVESTMENT	Meeting Type:	Annual
CORPORATION	For holders as of:	December 15, 2009
Date: February 2, 2010 Time: 9:30 A.M., EST
	Location:	Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

M18209-P86951

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                ANNUAL REPORT COMBO DOC

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 19, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

M18210-P86951

Voting Items
The Board of Directors recommends that you vote FOR the following:

1.

To elect the following person (except as marked to the contrary) as Class III director of PennantPark Investment Corporation, who will serve for a term of three years or until his successor is duly elected and qualified.

Nominee:

01)   Arthur H. Penn

The Board of Directors recommends you vote FOR the following proposal(s):

2.	To ratify the selection of KPMG LLP to serve as PennantPark Investment Corporation’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

3.	To consider and vote upon a proposal to authorize flexibility for us, with the approval of our Board of Directors, to sell shares of our Common Stock (during the next 12 months) at a price below our then current net asset value per share, subject to certain limitations described in the proxy statement;

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

M18211-P86951

Voting Instructions

M18212 -P86951